Exhibit 21.01

Subsidiaries, Equity Accounted Affiliates and Cost Investments as at February 24, 2010

Company Name	Effective Voting Interest	Jurisdiction of Organization	Type of Affiliate (1)
Top Tone Media S.A.	80.00%	Luxembourg	Subsidiary
Zopal S.A.	80.00%	Luxembourg	Subsidiary
PRO BG MEDIA EOOD	80.00%	Bulgaria	Subsidiary
LG Consult EOOD	80.00%	Bulgaria	Subsidiary
Top Tone Media Bulgaria EOOD	80.00%	Bulgaria	Subsidiary
Ring TV EAD	80.00%	Bulgaria	Subsidiary

Nova TV d.d.	100.00%	Croatia	Subsidiary
Operativna Kompanija d.o.o.	100.00%	Croatia	Subsidiary
Media House d.o.o.	100.00%	Croatia	Subsidiary
Internet Dnevnik d.o.o.	100.00%	Croatia	Subsidiary

CET 21 spol. s r.o.	100.00%	Czech Republic	Subsidiary
Jyxo, s.r.o.	100.00%	Czech Republic	Subsidiary
BLOG Internet, s.r.o.	100.00%	Czech Republic	Subsidiary
Mediafax s.r.o.	100.00%	Czech Republic	Subsidiary

Media Pro International S.A.	95.00%	Romania	Subsidiary
Media Vision S.R.L.	95.00%	Romania	Subsidiary
Pro TV S.A.	95.05%	Romania	Subsidiary
Sport Radio TV Media S.R.L.	95.04%	Romania	Subsidiary
Music Television System S.R.L.	95.05%	Romania	Subsidiary
Campus Radio S.R.L.	19.01%	Romania	Equity-Accounted Affiliate

CME Slovak Holdings B.V.	100.00%	Netherlands	Subsidiary
A.R.J., a.s.	100.00%	Slovak Republic	Subsidiary
MARKÍZA-SLOVAKIA, spol. s r.o.	100.00%	Slovak Republic	Subsidiary
GAMATEX, spol. s r.o.	100.00%	Slovak Republic	Subsidiary (in liquidation)
A.D.A.M., a.s.	100.00%	Slovak Republic	Subsidiary (in liquidation)
MEDIA INVEST, spol. s r.o.	100.00%	Slovak Republic	Subsidiary

EMAIL.SK s.r.o.	80.00%	Slovak Republic	Subsidiary
PMT, s.r.o.	31.50%	Slovak Republic	Cost Investment

MMTV 1 d.o.o.	100.00%	Slovenia	Subsidiary
Produkcija Plus d.o.o.	100.00%	Slovenia	Subsidiary
POP TV d.o.o.	100.00%	Slovenia	Subsidiary
Kanal A d.o.o.	100.00%	Slovenia	Subsidiary
Euro 3 TV d.o.o.	42.00%	Slovenia	Equity-Accounted Affiliate
TELEVIDEO d.o.o. (trading as TV Pika)	100.00%	Slovenia	Subsidiary

CME Cyprus Holding II Ltd.	100.00%	Cyprus	Subsidiary
TV Media Planet Ltd.	100.00%	Cyprus	Subsidiary
CME Cyprus Holding Ltd.	100.00%	Cyprus	Subsidiary
International Media Services Ltd.	100.00%	Bermuda	Subsidiary
CME Ukraine Holding II B.V.	100.00%	Netherlands	Subsidiary
Grizard Investments Limited	100.00%	Cyprus	Subsidiary
Grintwood Investments Limited	100.00%	Cyprus	Subsidiary
Innova Film GmbH	100.00%	Germany	Subsidiary
1+1 Production	100.00%	Ukraine	Subsidiary
Studio 1+1 LLC	100.00%	Ukraine	Subsidiary
Ukrainian Media Services LLC	100.00%	Ukraine	Subsidiary
Ukrpromtorg-2003 LLC	100.00%	Ukraine	Subsidiary
Gravis-Kino LLC	100.00%	Ukraine	Subsidiary
TV Stimul LLC	100.00%	Ukraine	Subsidiary
TOR LLC	100.00%	Ukraine	Subsidiary
ZHYSA LLC	100.00%	Ukraine	Subsidiary
Glavred-Media LLC	10.00%	Ukraine	Cost Investment

CME Media Pro B.V.	100.00%	Netherlands	Subsidiary
Media Pro Pictures s.r.o.	100.00%	Czech Republic	Subsidiary
Zmĕna, s.r.o.	51.00%	Czech Republic	Subsidiary
Taková normální rodinka, s.r.o.	51.00%	Czech Republic	Subsidiary
Media Pro Pictures S.A.	100.00%	Romania	Subsidiary
Media Pro Distribution S.R.L.	100.00%	Romania	Subsidiary
Media Pro Music and Entertainment S.R.L.	100.00%	Romania	Subsidiary
Pro Video S.R.L.	100.00%	Romania	Subsidiary
Hollywood Multiplex Operation S.R.L.	100.00%	Romania	Subsidiary

Domino Production S.R.L.	51.00%	Romania	Subsidiary
Studiourile Media Pro S.A.	92.20%	Romania	Subsidiary
Promance International S.R.L.	100.00%	Romania	Subsidiary
Pro Video Film and Distribution Kft	100.00%	Hungary	Subsidiary

Central European Media Enterprises N.V.	100.00%	Netherlands Antilles	Subsidiary
Central European Media Enterprises II B.V.	100.00%	Netherlands Antilles	Subsidiary
CME Media Enterprises B.V.	100.00%	Netherlands	Subsidiary
CME Investments B.V.	100.00%	Netherlands	Subsidiary
CME Programming B.V.	100.00%	Netherlands	Subsidiary
CME Ukraine Holding B.V.	100.00%	Netherlands	Subsidiary
CME Development Financing B.V.	100.00%	Netherlands	Subsidiary
CME Ukraine Holding GmbH	100.00%	Austria	Subsidiary
CME Development Corporation	100.00%	Delaware (USA)	Subsidiary
CME Media Services Limited	100.00%	United Kingdom	Subsidiary
CME Services s.r.o.	100.00%	Czech Republic	Subsidiary
CME SR d.o.o.	100.00%	Serbia	Subsidiary
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(1) All subsidiaries have been consolidated in our Financial Statements.  All equity-accounted affiliates have been accounted for using the equity method.  All cost investments have been accounted for using the cost method.